Exhibit 99.3

Delta Amends and Extends Exchange Offer and Increases Consideration Offered to the Holders of $2.6 Billion of Outstanding Unsecured Debt Securities and Enhanced Pass Through Certificates as Part of its Efforts to Effect a Successful Out-of-Court Restructuring

ATLANTA, Oct. 13, 2004– Delta Air Lines (NYSE: DAL) today announced it was amending and extending its offer to exchange up to $680 million aggregate principal amount of three series of newly issued senior secured notes to the holders of $2.6 billion aggregate principal amount of outstanding unsecured debt securities and enhanced pass through certificates.

The table below sets forth the various series of unsecured debt securities and enhanced pass through trust certificates for which new notes are being offered.  The Short-Term Existing Securities, the Intermediate Existing Securities and the Long-Term Existing Securities (each as defined in the table below) are exchangeable for the A-1 New Notes, the A-2 New Notes and the A-3 New Notes (each as defined in the table below, collectively, the “New Notes”), respectively, subject to proration. Delta will not issue more than $235,000,000 aggregate principal amount of A-1 New Notes, $215,000,000 aggregate principal amount of A-2 New Notes and $230,000,000 aggregate principal amount of A-3 New Notes in the exchange offer.

CUSIP and ISIN No(s).	Outstanding aggregate principal amount (1) (2)	Existing Securities to be exchanged	For each $1,000 principal amount of Existing Securities:
			Amount	Series of New Notes
Short-Term Existing Securities:
247367AR6; US247367AR60	$ 238,273,000	Pass Through Certificates, Series 2000-1C	$1,000 for tenders prior to the Early Tender Date (defined below) and $500 for tenders thereafter	9 1/2% Senior Secured Notes due 2008 (the “A-1 New Notes”)
247367AV7; US247367AV72	$ 91,782,000	Pass Through Certificates, Series 2001-1C

Intermediate Existing Securities:
24736QAY9; US24736QAY98	$ 27,500,000	9.250% Notes due 2007	$450	10% Senior Secured Notes due 2011 (the “A-2 New Notes”)
247361YT9; US247361YT90	$ 247,772,000	10.000% Notes due 2008
247361YC6; US247361YC65; 247361YF9; US247361YF96	$ 499,340,000	7.900% Notes due 2009
247361QN1; US247361QN13	$ 84,665,000	10.125% Debentures due 2010
247361WG9; US247361WG97	$ 68,725,000	10.375% Notes due 2011
247367AZ8; US247367AZ86	$ 140,824,258	Pass Through Certificates, Series 2002-1C

Long-Term Existing Securities:
247361AD0; US247361AD09	$ 102,455,000	9.000% Debenture due 2016	$400	12% Senior Secured Notes due 2014 (the “A-3 New Notes”)
247361WH7; US247361WH70	$ 105,766,000	9.750% Debentures due 2021
247361XX1; US247361XX12	$ 63,548,000	9.250% Debentures due 2022
247361XY9 US247361XY94	$ 54,329,000	10.375% Debentures due 2022
247361YG7; US247361YG79	$ 924,895,000	8.300% Notes due 2029
(1) Excludes any amounts held by Delta.

(2)  In the case of Pass-Through Certificates, Series 2002-1C, the outstanding aggregate principal amount thereof means the outstanding pool balance of such certificates rather than the face amount of such certificates.

            We want to encourage holders to tender early so that we can have a better sense of the success rate of the Exchange Offer earlier in the process.  Accordingly, holders of Short-Term Existing Securities who tender at or prior to 11:59 p.m., New York City time, on October 26, 2004 (the “Early Tender Date”), and whose tender is accepted by us, will receive $1,000 principal amount of A-1 New Notes for each $1,000 of Short-Term Existing Securities accepted by us, as opposed to $500 principal amount of A-1 New Notes if they tender after the Early Tender Date.  In addition, we are offering to pay to each eligible holder of Intermediate Existing Securities or Long-Term Existing Securities who tenders on or prior to the Early Tender Date, and whose tender is accepted by us, a number of shares of our common stock that, using a per share current market valuation calculation as described below, have an aggregate current market value of (i) $32.97 for each $1,000 principal amount of Intermediate Existing Securities accepted by us and (ii) $27.39 for each $1,000 principal amount of Long-Term Existing Securities accepted by us.  We will not be required to issue any shares of our common stock for any Class of Existing Securities unless the Exchange Offer is consummated as to that Class.  The number of shares to be issued for each $1,000 principal amount of Intermediate Existing Securities or Long-Term Existing Securities shall be equal to $32.97 or $27.39, respectively, divided by the greater of $3.60 and the average of the volume weighted average prices (“VWAP”) on the New York Stock Exchange between 9:30 a.m. and 4:00 p.m. for each trading day from and including October 6, 2004 through and including November 3, 2004, as reported by Bloomberg Financial LP (using the DAL Equity AQR function).

The New Notes will be secured by a pool of collateral consisting of certain unencumbered aircraft, flight simulators and flight training equipment with an aggregate appraised current market value of $1.2 billion. If only the A-1 New Notes are issued, they will be secured by a pool of unencumbered aircraft with an aggregate appraised current market value of $0.4 billion.  The A-1

New Notes will amortize from 2006 through 2008, the A-2 New Notes will amortize from 2009 through 2011 and the A-3 New Notes will amortize from 2012 through 2014.  The New Notes will accrue interest from the settlement date at an annual rate of 9.5% in the case of the A-1 New Notes, 10% in the case of the A-2 New Notes and 12% in the case of the A-3 New Notes.

Consummation of the exchange offer is subject to a number of significant conditions, which Delta can waive or amend in its sole discretion, including, without limitation, (1) Delta having determined that there are anticipated annual cost savings sufficient for it to achieve financial viability by way of an out-of-court restructuring, including reduction of pilot costs (before employee reward programs) of at least $1 billion annually by 2006 and achievement of other benefits of at least $1.7 billion annually by 2006 (in addition to the $2.3 billion of annual benefits (compared to 2002) expected to be achieved by the end of 2004 through previously implemented profit improvement initiatives) and that it is advisable to consummate the exchange offer with respect to all three series of New Notes or only with respect to the A-1 New Notes, as the case may be, as part of a successful out-of-court restructuring, (2) Delta receiving valid and unwithdrawn tenders of at least 75% of the aggregate principal amount of the Short-Term Existing Securities, at least 75% of the aggregate principal amount of the Intermediate Existing Securities and at least 75% of the aggregate principal amount of the Long-Term Existing Securities, (3)  the New York Stock Exchange having approved Delta’s application for an exception to the stockholder approval requirement for the issuance of equity in connection with the restructuring and (4) the absence of certain adverse legal and market developments. The Exchange Offer is also subject to the condition, which may not be waived by Delta, that it has entered into a new contract with the Air Line Pilots Association, International (“ALPA”) that has been ratified by the ALPA membership that provides, in Delta’s judgment, at least $1 billion of annual cost reduction by 2006 (before employee reward programs).

The exchange offer will terminate at 5:00 p.m. on November 18, 2004 unless extended (the "Expiration Date").

To date, $24,245,000 aggregate principal amount of Short-Term Securities, $18,115,000 aggregate principal amount of Intermediate-Term Securities and $49,932,000 aggregate principal amount of Long-Term Securities have been tendered.  Because we have amended the exchange offer, Existing Securities, tendered on or before October 13, 2004 will be returned to the tendering holders, but may be re-tendered Tenders of securities made on or after October 14, 2004 may not be withdrawn.

The offering is being made only to "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act of 1933, as amended.

The New Notes and shares of our Common Stock will not be registered under the Securities Act of 1933, or any state securities laws. Therefore, the New Notes and shares of Common Stock may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy the New Notes or shares of Common Stock.